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                                                                     EXHIBIT 5.1


                GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL
                               Met Life Building
                          200 Park Avenue, 15th Floor
                               New York, New York




Consorcio Ecuatoriano de
  Telecomunicaciones S.A. CONECEL
Amazonas 6017 y Rio Coca
Quito, Ecuador

                                                               March 10, 1998


Dear Sirs:

         We are acting as counsel to Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL (the "Company") in connection with (a) the Registration Statement on Form F-1, filed on March 10, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), covering 42,299,668 shares of Class B Common Stock of the Company (the "Shares"), including an over-allotment option of 5,517,348 Shares and (b) the Underwriting Agreement between the Company and UBS Securities LLC and SBC Warburg Dillon Read Inc., as global coordinators of the several Underwriters (the "Underwriting Agreement"), relating to the Shares.

         We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.








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Consorcio Ecuatoriano de
  Telecomunicaciones S.A. CONECEL
March 10, 1998
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    GREENBERG TRAURIG HOFFMAN
                                    LIPOFF ROSEN & QUENTEL